Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces Second Quarter 2016 Results

HOUSTON, TEXAS — July 28, 2016 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its second quarter 2016 results.

Production for the three months ended June 30, 2016 averaged 35,879 barrels of oil equivalent per day (Boe/d).  Production was comprised of 77% oil, 11% natural gas liquids (NGLs) and 12% natural gas for the quarter.  The Company shut-in approximately 5,000 Boe/d of net production during the second quarter due to low commodity prices.

Halcón generated total revenues of $106.1 million for the second quarter of 2016.  In addition, Halcón realized a net gain on settled derivative contracts of $80.8 million during the quarter.

Excluding the impact of hedges, Halcón realized 87% of the average NYMEX oil price, 20% of the average NYMEX oil price for NGLs and 70% of the average NYMEX natural gas price during the second quarter of 2016.

Total operating costs per unit were $21.40 per Boe during the second quarter.  After adjusting for selected items, total operating costs per unit (see Selected Operating Data table for additional information), were $17.43 per Boe and $17.02 per Boe for the three and six months ended June 30, 2016, respectively, an 8% decline from the six month period ended a year earlier.

Halcón reported a net loss available to common stockholders of $382.4 million, or $3.17 per diluted share for the second quarter.  After adjusting for selected items primarily related to a non-cash, pre-tax full cost ceiling impairment charge and a non-cash, pre-tax unrealized loss on derivative contracts (see Selected Item Review and Reconciliation table for additional information), net income was $37.7 million, or $0.26 per diluted share for the second quarter of 2016.

Restructuring Update

As previously announced, the Company has filed for an accelerated pre-packaged bankruptcy under Chapter 11 of the bankruptcy code to affect a comprehensive balance sheet restructuring.  Halcón anticipates emerging from bankruptcy 45 to 60 days from the date of filing.  The Company expects its common shares to continue to be listed on the NYSE during bankruptcy although no assurance can be made that this will be the case.  Halcón plans to operate as usual during the restructuring process and will continue to pay all royalty owners, suppliers and vendors in full consistent with normal terms.

Liquidity and Capital Spending

As of June 30, 2016 Halcón’s liquidity was approximately $373 million, which consisted of $450 million of revolver availability less $101 million drawn on the revolver plus $24 million in cash and cash equivalents.  The Company agreed to limit the availability under its revolving credit facility from $700 million to $450 million as part of the waiver agreement it executed with its bank group on May 26, 2016.  The Company has a commitment from its bank group, led by JP Morgan and Wells Fargo, for a $600 million debtor in possession credit facility (the “DIP”) with $500 million of availability once the interim order approving the DIP is received from the bankruptcy court.  The DIP will convert to a reserve-based revolving credit facility with $600 million in availability upon its exit from bankruptcy.

During the second quarter of 2016, the Company incurred capital costs of $43 million on drilling and completions, and $1 million on infrastructure, seismic and leasehold acquisitions.  In addition, Halcón incurred $24 million for capitalized interest, G&A and other in the second quarter.

Hedging Update

Halcón has 22,000 barrels per day of oil hedged for the last six months of 2016 at an average price of $81.44 per barrel.  For 2017, the Company has 3,750 barrels per day of oil hedged at an average price of $65.75 per barrel.  Halcón estimates the pre-tax mark-to-market value of its hedge portfolio to be approximately $162 million as of July 27, 2016.

Operations Update

The Company is currently running 1 operated rig in the Fort Berthold area of the Williston Basin and plans to keep this rig running through the remainder of 2016.  Halcón has no other operated rigs running and the Company does not plan additional rigs until oil prices improve.  The Company currently has 12 wells in the Bakken being completed or waiting on completion. Halcon also recently commenced completion operations on two wells in its Tuscaloosa Marine Shale area that were drilled in 2015.

Bakken/Three Forks

The Company operated an average of 1 rig in the Williston Basin during the second quarter of 2016.

Halcón spudded 4 wells and put 13 wells online in the Fort Berthold area of the Williston Basin during the three months ended June 30, 2016. The Company did not participate in any non-operated wells during the quarter.  Production averaged 25,633 Boe/d during the second quarter of 2016 in the Williston Basin.

Halcón currently has working interests in approximately 119,000 net acres prospective for the Bakken and Three Forks formations in the Williston Basin, substantially all of which is held by production (HBP). With one operated rig running, the Company plans to spud 10 to 15 gross operated wells over the remaining six months of 2016 with an average working interest of approximately 68%. Halcón also expects to participate in 15 to 20 gross non-operated wells over the last six months of 2016 with an average working interest of approximately 5%.  Halcón expects operated wells put online over the remainder of 2016 to have an average EUR of approximately 900 MBoe.  Current operated drilling and completion costs are $6.2 million in FBIR and $5.7 million in Williams County.

The Company is currently the operator of 214 producing Bakken wells and 68 Three Forks wells.

“El Halcón” - East Texas Eagle Ford

The Company did not run an operated rig in El Halcón during the second quarter of 2016.

Halcón put 3 wells online in the El Halcón area during the second quarter.  Production averaged 7,900 Boe/d during the second quarter of 2016 in El Halcón.

Halcón currently has working interests in approximately 83,000 net acres prospective for the Eagle Ford formation in East Texas, approximately 79% of which is HBP. The Company currently operates 112 El Halcón wells.  Halcón anticipates adding a rig back to this area when oil prices improve.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Quentin Hicks, Senior Vice President of Finance & Investor Relations, at 832-538-0557 or qhicks@halconresources.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as

“expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the restructuring support agreement; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risks associated with third party motions in any bankruptcy case, which may interfere with the ability to confirm and consummate a plan of reorganization, potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization, effects on market price of the Company’s common stock and on the Company’s ability to access the capital markets, and the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com.  Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$99,095	$158,110	$174,062	$282,523
Natural gas	3,159	5,578	6,901	12,537
Natural gas liquids	3,504	3,889	5,441	7,957
Total oil, natural gas and natural gas liquids sales	105,758	167,577	186,404	303,017
Other	389	447	1,092	1,201
Total operating revenues	106,147	168,024	187,496	304,218

Operating expenses:
Production:
Lease operating	16,981	25,233	37,559	59,018
Workover and other	7,915	3,731	15,706	6,845
Taxes other than income	9,753	12,903	17,011	25,144
Gathering and other	10,519	7,746	21,903	21,492
Restructuring	189	309	5,073	2,230
General and administrative	24,708	22,662	66,324	47,071
Depletion, depreciation and accretion	39,671	101,194	94,937	220,338
Full cost ceiling impairment	257,869	948,633	754,769	1,502,636
Other operating property and equipment impairment	—	—	28,056	—
Total operating expenses	367,605	1,122,411	1,041,338	1,884,774

Income (loss) from operations	(261,458)	(954,387)	(853,842)	(1,580,556)

Other income (expenses):
Net gain (loss) on derivative contracts	(54,523)	(87,564)	(35,781)	12,184
Interest expense and other, net	(58,322)	(60,922)	(106,113)	(122,229)
Gain (loss) on extinguishment of debt	—	22,766	81,434	22,766
Gain (loss) on extinguishment of Convertible Note and modification of February 2012 Warrants	—	(8,219)	—	(8,219)
Total other income (expenses)	(112,845)	(133,939)	(60,460)	(95,498)
Income (loss) before income taxes	(374,303)	(1,088,326)	(914,302)	(1,676,054)
Income tax benefit (provision)	—	(286)	—	(199)
Net income (loss)	(374,303)	(1,088,612)	(914,302)	(1,676,253)
Series A preferred dividends	(3,198)	(4,902)	(6,396)	(9,803)
Preferred dividends and accretion on redeemable noncontrolling interest	(4,852)	(11,067)	(28,517)	(19,718)
Net income (loss) available to common stockholders	$(382,353)	$(1,104,581)	$(949,215)	$(1,705,774)

Net income (loss) per share of common stock:
Basic	$(3.17)	$(10.13)	$(7.89)	$(17.66)
Diluted	$(3.17)	$(10.13)	$(7.89)	$(17.66)
Weighted average common shares outstanding:
Basic	120,708	109,063	120,360	96,569
Diluted	120,708	109,063	120,360	96,569

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2016	2015
Current assets:
Cash	$7,173	$8,026
Accounts receivable	112,855	173,624
Receivables from derivative contracts	135,455	348,861
Restricted cash	17,164	16,812
Inventory	1,498	4,635
Debt issuance costs, net	5,557	—
Prepaids and other	8,694	4,635
Total current assets	288,396	556,593
Oil and natural gas properties (full cost method):
Evaluated	7,679,917	7,060,721
Unevaluated	1,180,148	1,641,356
Gross oil and natural gas properties	8,860,065	8,702,077
Less - accumulated depletion	(6,779,116)	(5,933,688)
Net oil and natural gas properties	2,080,949	2,768,389
Other operating property and equipment:
Gas gathering and other operating assets	100,355	130,090
Less - accumulated depreciation	(23,155)	(22,435)
Net other operating property and equipment	77,200	107,655
Other noncurrent assets:
Receivables from derivative contracts	5,642	16,614
Debt issuance costs, net	—	7,633
Equity in oil and natural gas partnership	11	209
Funds in escrow and other	1,613	1,599
Total assets	$2,453,811	$3,458,692

Current liabilities:
Accounts payable and accrued liabilities	$242,189	$295,085
Asset retirement obligations	412	163
Current portion of long-term debt, net	2,825,807	—
Total current liabilities	3,068,408	295,248
Long-term debt, net	—	2,873,637
Other noncurrent liabilities:
Liabilities from derivative contracts	194	290
Asset retirement obligations	48,554	46,853
Other	9,283	6,264
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	212,503	183,986
Stockholders’ equity (deficit):
Preferred stock: 1,000,000 shares of $0.0001 par value authorized; 222,454 and 244,724 shares of 5.75% Cumulative Perpetual Convertible Series A, issued and outstanding at June 30, 2016 and December 31, 2015, respectively	—	—
Common stock: 1,340,000,000 shares of $0.0001 par value authorized; 122,647,511 and 122,523,559 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	12	12
Additional paid-in capital	3,288,371	3,283,097
Accumulated deficit	(4,173,514)	(3,230,695)
Total stockholders’ equity (deficit)	(885,131)	52,414
Total liabilities and stockholders’ equity (deficit)	$2,453,811	$3,458,692

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$(374,303)	$(1,088,612)	$(914,302)	$(1,676,253)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and accretion	39,671	101,194	94,937	220,338
Full cost ceiling impairment	257,869	948,633	754,769	1,502,636
Other operating property and equipment impairment	—	—	28,056	—
Share-based compensation, net	1,507	3,438	3,652	8,210
Unrealized loss (gain) on derivative contracts	135,303	175,712	224,281	183,713
Amortization and write-off of deferred loan costs	1,278	2,533	3,024	4,092
Non-cash interest and amortization of discount and premium	718	602	1,269	1,709
Loss (gain) on extinguishment of debt	—	(22,766)	(81,434)	(22,766)
Loss (gain) on extinguishment of Convertible Note and modification of February 2012 Warrants	—	8,219	—	8,219
Accrued settlements on derivative contracts	9,810	10,811	(23,072)	(26,781)
Other income (expense)	2,048	2,467	3,973	5,008
Cash flow from operations before changes in working capital	73,901	142,231	95,153	208,125
Changes in working capital	34,468	(18,636)	47,590	9,405
Net cash provided by (used in) operating activities	108,369	123,595	142,743	217,530

Cash flows from investing activities:
Oil and natural gas capital expenditures	(53,499)	(143,125)	(170,258)	(407,751)
Other operating property and equipment capital expenditures	(240)	(3,133)	(886)	(7,478)
Funds held in escrow and other	118	2,053	(233)	3,012
Net cash provided by (used in) investing activities	(53,621)	(144,205)	(171,377)	(412,217)

Cash flows from financing activities:
Proceeds from borrowings	139,000	935,000	425,000	1,296,000
Repayments of borrowings	(195,000)	(912,000)	(395,648)	(1,129,000)
Debt issuance costs	(1)	(18,612)	(1,186)	(18,612)
Common stock issued	—	9,335	—	15,354
Restricted cash	(174)	(161)	(325)	(352)
Offering costs and other	(3)	(1,590)	(60)	(2,443)
Net cash provided by (used in) financing activities	(56,178)	11,972	27,781	160,947

Net increase (decrease) in cash	(1,430)	(8,638)	(853)	(33,740)

Cash at beginning of period	8,603	18,611	8,026	43,713
Cash at end of period	$7,173	$9,973	$7,173	$9,973

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Production volumes:
Crude oil (MBbls)	2,498	3,007	5,274	6,103
Natural gas (MMcf)	2,322	2,509	4,842	5,144
Natural gas liquids (MBbls)	380	333	781	675
Total (MBoe)	3,265	3,758	6,862	7,635
Average daily production (Boe/d)	35,879	41,297	37,703	42,182

Average prices:
Crude oil (per Bbl)	$39.67	$52.58	$33.00	$46.29
Natural gas (per Mcf)	1.36	2.22	1.43	2.44
Natural gas liquids (per Bbl)	9.22	11.68	6.97	11.79
Total per Boe	32.39	44.59	27.16	39.69

Cash effect of derivative contracts:
Crude oil (per Bbl)	$32.19	$28.60	$35.60	$31.48
Natural gas (per Mcf)	0.16	0.85	0.15	0.73
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	24.74	23.46	27.47	25.66

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$71.86	$81.18	$68.60	$77.77
Natural gas (per Mcf)	1.52	3.07	1.58	3.17
Natural gas liquids (per Bbl)	9.22	11.68	6.97	11.79
Total per Boe	57.13	68.05	54.63	65.35

Average cost per Boe:
Production:
Lease operating	$5.20	$6.71	$5.47	$7.73
Workover and other	2.42	0.99	2.29	0.90
Taxes other than income	2.99	3.43	2.48	3.29
Gathering and other, as adjusted (1)	2.27	1.78	2.25	1.89
Restructuring	0.06	0.08	0.74	0.29
General and administrative, as adjusted (1)	4.55	4.60	4.53	4.77
Depletion	11.55	26.26	13.21	28.20

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$7.57	$6.03	$9.66	$6.17
Share-based compensation:
Non-cash	(0.46)	(0.91)	(0.53)	(1.08)
Transaction costs, key employee retention agreements and other:
Cash	(2.56)	(0.52)	(4.60)	(0.32)
General and administrative, as adjusted	$4.55	$4.60	$4.53	$4.77

Gathering and other, as reported	$3.22	$2.06	$3.19	$2.81
Rig termination / stacking charges	(0.95)	(0.28)	(0.94)	(0.92)
Gathering and other, as adjusted	$2.27	$1.78	$2.25	$1.89

Total operating costs, as reported	$21.40	$19.22	$23.09	$20.90
Total adjusting items	(3.97)	(1.71)	(6.07)	(2.32)
Total operating costs, as adjusted(2)	$17.43	$17.51	$17.02	$18.58

(2) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in reconciliation above.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
As Reported:
Net income (loss) available to common stockholders, as reported	$(382,353)	$(1,104,581)	$(949,215)	$(1,705,774)
Series A preferred dividends	3,198	4,902	6,396	9,803
Preferred dividends and accretion on redeemable noncontrolling interest	4,852	11,067	28,517	19,718
Net income (loss), as reported	(374,303)	(1,088,612)	(914,302)	(1,676,253)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$134,701	$173,329	$223,542	$180,910
Natural gas	602	2,383	739	2,803
Total mark-to-market non-cash charge	135,303	175,712	224,281	183,713
Full cost ceiling impairment	257,869	948,633	754,769	1,502,636
Other operating property and equipment impairment	—	—	28,056	—
Loss (gain) on extinguishment of debt	—	(22,766)	(81,434)	(22,766)
Loss (gain) on extinguishment of Convertible Note and modification of February 2012 Warrants	—	8,219	—	8,219
Deferred financing costs expensed, net (1)	—	879	665	879
Restructuring	189	309	5,073	2,230
Rig termination / stacking charges, key employee retention agreements and other	13,498	5,349	41,022	16,897
Selected items, before income taxes	406,859	1,116,335	972,432	1,691,808
Income tax effect of selected items (2)	—	(18,819)	—	(22,675)
Selected items, net of tax	406,859	1,097,516	972,432	1,669,133

As Adjusted:
Net income (loss) available to common stockholders, excluding selected items	$32,556	$8,904	$58,130	$(7,120)
Interest on Convertible Note, net	5,115	—	9,255	—
Net income (loss) available to common stockholders after assumed conversions, excluding selected items (3)	$37,671	$8,904	$67,385	$(7,120)

Basic net income (loss) per common share, as reported	$(3.17)	$(10.13)	$(7.89)	$(17.66)
Impact of selected items	3.44	10.21	8.37	17.59
Basic net income (loss) per common share, excluding selected items (3)	$0.27	$0.08	$0.48	$(0.07)

Diluted net income (loss) per common share, as reported	$(3.17)	$(10.13)	$(7.89)	$(17.66)
Impact of selected items	3.43	10.21	8.36	17.59
Diluted net income (loss) per common share, excluding selected items (3)(4)	$0.26	$0.08	$0.47	$(0.07)

Net cash provided by (used in) operating activities	$108,369	$123,595	$142,743	$217,530
Changes in working capital	(34,468)	18,636	(47,590)	(9,405)
Cash flow from operations before changes in working capital	73,901	142,231	95,153	208,125
Cash components of selected items	1,831	(7,511)	65,286	41,019
Income tax effect of selected items (2)	—	2,782	—	(5,274)
Cash flow from operations before changes in working capital, adjusted for selected items (4)	$75,732	$137,502	$160,439	$243,870

(1) Represents charges related to the write-off of debt issuance costs associated with decreases in the Company’s borrowing base under its senior revolving credit facility.

(2) For the 2016 columns this represents tax impact using an estimated tax rate of 0.0% due to the Company maintaining a full valuation allowance. For the 2015 columns this represents tax impact using an estimated tax rate of 37.04%. These columns also include an adjustment for the change in valuation allowance of $394.7 million and $604.0 million for the three and six months ended June 30, 2015, respectively.

(3) Net income (loss) and earnings per share excluding selected items and cash flow from operations before changes in working capital adjusted for selected items are non-GAAP measures. These financial measures are presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results.  Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(4) The impact of selected items for the three months ended June 30, 2016 and 2015 was calculated based upon weighted average diluted shares of 144.5 million and 109.2 million, respectively, due to the net income available to common stockholders, excluding selected items. The impact of selected items for the six months ended June 30, 2016 was calculated based upon weighted average diluted shares of 144.1 million due to the net income available to common stockholders, excluding selected items.